UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 25, 2005

FIRSTBANK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-14209 (Commission File Number)	38-2633910 (IRS Employer Identification No.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)	48801 (Zip Code)

Registrant’s telephone number, including area code: (989) 463-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7.01 Regulation FD Disclosure

        On January 25, 2005, Firstbank Corporation issued a press release announcing a $0.21 per share quarterly cash dividend to be paid March 17, 2005, to shareholders of record as of February 25, 2005.

Section 9.01 Financial Statements and Exhibits

      (c)   Exhibit

              99.1 Press Release Dated January 25, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2005	FIRSTBANK CORPORATION (Registrant) By: /s/ Samuel G. Stone ——————————————— Samuel G. Stone Executive Vice President and CFO

EXHIBIT INDEX

      99.1     Press Release Dated January 25, 2005

EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	January 25, 2005 FBMI	Contact:	Samuel G. Stone Executive Vice President and Chief Financial Officer (989) 466-7325

Firstbank Corporation Announces First Quarter Cash Dividend

Alma, MI (FBMI) - Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that a $0.21 per share quarterly cash dividend will be paid March 17, 2005, to shareholders of record as of February 25, 2005.

The $0.21 per share cash dividend remains unchanged from the prior quarter. This rate, combined with the 5% stock dividend paid on December 31, 2004, represents a 10.3% increase in dividends per share compared to the year ago level.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $806 million and 35 banking offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank - Alma; Firstbank (Mt. Pleasant); Firstbank - West Branch; Firstbank - Lakeview and Firstbank - St. Johns. Other corporate affiliates include 1st Armored, Inc.; 1st Title; Gladwin Land Company, Inc. and C.A. Hanes Realty, Inc. Investment Services are available through affiliations with Citizens Bank Wealth Management, MML Investors Services, Inc., and Raymond James Financial Services Inc.